                                                                       EXHIBIT 4

                   VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN
                              FOR HOURLY EMPLOYEES





                             Effective April 1, 1998






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                                Table of Contents


                                                                                            Page

ARTICLE I - DEFINITIONS..................................................................     1
         A.       Account................................................................     1
         B.       Administrator..........................................................     1
         C.       Beneficiary............................................................     1
         D.       Code...................................................................     1
         E.       Committee..............................................................     1
         F.       Company................................................................     1
         G.       Compensation...........................................................     1
         H.       Determination Year.....................................................     2
         I.       Effective Date.........................................................     2
         J.       Eligible Employee......................................................     2
         K.       Eligible Spouse........................................................     3
         L.       Employee...............................................................     3
         M.       Employer...............................................................     3
         N.       Employer Minimum Contribution..........................................     4
         O.       Employer Minimum Contribution Account..................................     4
         P.       Entry Date.............................................................     4
         Q.       ERISA..................................................................     4
         R.       Financial Hardship.....................................................     4
         S.       Highly Compensated Employee............................................     5
         T.       Hour of Service........................................................     5
         U.       Key Employee...........................................................     6
         V.       Leased Employee........................................................     6
         W.       Non-Highly Compensated Employee........................................     7
         X.       Non-Key Employee.......................................................     7
         Y.       Normal Retirement......................................................     7
         Z.       Normal Retirement Age..................................................     7
         AA.      Normal Retirement Date.................................................     7
         BB.      One-Year Break in Service..............................................     8
         CC.      Participant............................................................     8
         DD.      Plan...................................................................     8
         EE.      Plan Year..............................................................     8
         FF.      Rollover Account.......................................................     8
         GG.      Salary Deferral Account................................................     8
         HH.      Salary Deferral Contribution...........................................     8
         II.      Salary Deferral Election...............................................     8
         JJ.      Spousal Consent........................................................     8
         KK.      Top-Heavy Plan.........................................................     9
         LL.      Total Compensation.....................................................    10
         MM.      Trust..................................................................    12


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
         NN.      Trustee................................................................    12
         OO.      Year of Service........................................................    12

ARTICLE II - ELIGIBILITY AND PARTICIPATION...............................................    12
         A.       Service Requirement....................................................    12
         B.       Eligibility Computation Period.........................................    12
         C.       Salary Deferral Election...............................................    13
         D.       Participation..........................................................    13
         E.       Leaves of Absence......................................................    13
         F.       Suspended Participation................................................    13

ARTICLE III - EMPLOYER CONTRIBUTIONS.....................................................    14
         A.       Definitions............................................................    14
         B.       Salary Deferral Contribution...........................................    15
         C.       Limitations on Salary Deferral Contributions...........................    16
         D.       Correcting Excess Deferrals and Excess Contributions...................    16
         E.       Employer Minimum Contribution..........................................    20
         F.       Maximum Contribution...................................................    21

ARTICLE IV - ALLOCATIONS TO PARTICIPANTS' ACCOUNTS.......................................    21
         A.       Accounts...............................................................    21
         B.       Valuation of Accounts..................................................    21
         C.       Allocation of Employer Minimum Contributions...........................    22
         D.       Allocation of Salary Deferral Contributions............................    22
         E.       Allocation Limitations.................................................    22
         F.       Transfers from Other Plans.............................................    27

ARTICLE V - VESTING OF EMPLOYER CONTRIBUTIONS............................................    28
         A.       Vesting................................................................    28

ARTICLE VI - DISTRIBUTION OF BENEFITS....................................................    28
         A.       Methods of Distribution................................................    28
         B.       Time of Distribution to Participant....................................    29
         C.       Time of Distribution to Beneficiary....................................    31
         D.       Small Account Balances.................................................    31
         E.       Nonliability...........................................................    31
         F.       Distributions Prior to Termination of Employment.......................    32
         G.       Withdrawals on Account of Financial Hardship...........................    33
         H.       Direct Rollover of Eligible Rollover Distributions.....................    34
         I.       Loans to Participants..................................................    35

ARTICLE VII - BENEFICIARIES..............................................................    38
         A.       Designation............................................................    38
         B.       Absence of Valid Designation of Beneficiaries..........................    38


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
ARTICLE VIII - ESTABLISHMENT OF TRUST; DIRECTED INVESTMENTS..............................    39
         A.       Trust Agreement........................................................    39
         B.       Trust Agreement Part of Plan...........................................    39
         C.       Participant-Directed Investments.......................................    39
         D.       Directions to Committee................................................    40
         E.       Duty to Evaluate Investments...........................................    41
         F.       Costs of Investments...................................................    41
         G.       Rules of Committee.....................................................    41

ARTICLE IX - PLAN FIDUCIARIES AND ADMINISTRATION.........................................    41
         A.       Named Fiduciaries......................................................    41
         B.       Fiduciary Standard.....................................................    42
         C.       Multiple Duties and Advisors...........................................    42
         D.       Allocation and Delegation of Fiduciary Duties..........................    42
         E.       Indemnification........................................................    42
         F.       Costs and Expenses.....................................................    43
         G.       Authority to Amend and Terminate.......................................    43
         H.       Committee..............................................................    43
         I.       Plan Administration....................................................    43
         J.       Claims Procedures......................................................    44
         K.       Agent for Legal Process................................................    46
         L.       Voting and Tender of Company Stock.....................................    46

ARTICLE X - AMENDMENT AND TERMINATION....................................................    48
         A.       Amendment..............................................................    48
         B.       Termination or Complete Discontinuance of Contributions................    48
         C.       Nonreversion...........................................................    48

ARTICLE XI - MISCELLANEOUS...............................................................    49
         A.       Limitation of Rights; Employment Relationship..........................    49
         B.       Transfer of Assets of Employer; Transfer of Assets of Plan.............    50
         C.       Spendthrift Provision..................................................    50
         D.       Applicable Law; Severability...........................................    51

APPENDIX A - Employees' Savings Plan of Bassett-Walker, Inc. Merger......................   A-1


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                   VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN
                              FOR HOURLY EMPLOYEES


         Effective as of April 1, 1998, VF Corporation hereby adopts the VF Corporation Tax-Advantaged Savings Plan for Hourly Employees (the "Plan") and establishes a Trust Agreement under the Plan to provide retirement entitlements for the exclusive benefit of its Eligible Employees and their Beneficiaries in accordance with the terms and conditions set forth in the Plan.

         The Plan and Trust are intended to meet the requirements for qualification under Section 401(a) and Section 401(k) and exemption from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended.

                                    ARTICLE I

                                   DEFINITIONS

         A. "Account" shall mean the aggregate of the following accounts of the Participant, as established in the books and records of the Plan:

                  1.       Salary Deferral Account;

                  2.       Rollover Account; and

                  3.       Employer Minimum Contribution Account.

         B. "Administrator" shall mean the Plan Administrator as specified in
Article IX.

         C. "Beneficiary" shall mean the person or persons (natural or otherwise) designated by or for a Participant, entitled under this Plan to receive benefits after the death of a Participant.

         D. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         E. "Committee" shall mean the VF Corporation Pension Committee, appointed and acting in accordance with Article IX of this Plan.

         F. "Company" shall mean VF Corporation, a Pennsylvania corporation.

         G. "Compensation" shall mean all compensation for the Plan Year (or such other applicable period specifically designated in the Plan) paid or payable in cash or in kind by the Employer for personal services. However, Compensation shall not include any amounts paid or payable by reason of services performed (i) after the date an Employee ceases to be a Participant, and (ii) prior to the date an Employee becomes a Participant. Compensation shall not include, with


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respect to any Employee, in any Plan Year (or such other applicable period specifically designated in the Plan), any compensation in excess of $160,000 (or such other amount established by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Code). In addition, Compensation shall not include any amounts contributed by an Employer (except elective and salary deferral contributions pursuant to a cash or deferred arrangement), for or on account of its Employees, under this Plan or under any other employee benefit plan qualified under the provisions of Section 401(a) of the Code. For purposes of the Highly Compensated Employee definition, "Compensation" shall mean Total Compensation as defined in this Article I including elective and salary reduction contributions made to a cafeteria plan or cash or deferred arrangement.

         H. "Determination Year" shall mean the Plan Year that is being tested.

         I. "Effective Date" shall mean April 1, 1998.

         J. "Eligible Employee" shall mean any Employee, except the following persons:

                  1. A person who is compensated on a salaried or a sales commission basis;

                  2. A person who is assigned to regular service outside the United States, unless carried on a United States payroll;

                  3. A person whose Compensation and conditions of employment are subject to determination by collective bargaining, unless the collective bargaining agreement provides to the contrary, in which case such person shall be eligible to participate upon the terms and conditions provided herein;

                  4. A person who is a nonresident alien and who receives no earned income (within the meaning of Section 911(d) of the Code) from an Employer, such earned income constituting income from sources within the United States (within the meaning of Section 861(a)(3) of the Code); or

                  5. A person employed at an Employer location or in a job classification specified from time to time by the Committee as ineligible to participate in the Plan.

         Notwithstanding anything to the contrary in the Plan, no person who is classified by the Employer as an independent contractor, or otherwise as other than an employee, shall be considered an Eligible Employee for purposes of this Plan, regardless of whether such person is a common law employee of the Employer.

         Notwithstanding anything to the contrary in the Plan, no person who is a Leased Employee within the meaning of Section 414(n) or 414(o) of the Code shall be considered an Eligible Employee for purposes of this Plan.


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
         K. "Eligible Spouse" shall mean the spouse to whom a Participant is married on either the date distribution of his Plan benefits commences or the date of his death, whichever occurs earlier. To the extent provided under a "qualified domestic relations order" as described in Section 414(p) of the Code, the term Eligible Spouse shall mean a former spouse in addition to or in place of the Participant's current spouse.

         L. "Employee" shall mean a person currently employed by the Employer, any portion of whose income is subject to withholding of income tax and/or for whom Social Security or railroad retirement contributions are made by the Employer. "Employee" shall also include any Leased Employee deemed to be an Employee as provided in Section 414(n) or 414(o) of the Code. For purposes of the Highly Compensated Employee and Non-Highly Compensated Employee definitions, "Employee" shall mean any individual who performs services for the Employer (other than a nonresident alien who received no earned income as defined under Section 911(d)(2) of the Code from his Employer that constituted income from sources within the United States as defined in Code Section 861(a)(3)) and is either a common-law employee or a self-employed individual as defined in Section 401(c)(1) of the Code; "Employee" also shall include a Leased Employee unless such individual is not covered under this Plan and is covered under a safe-harbor money purchase pension plan.

         M. "Employer" shall mean the Company and any other corporation or other business entity which has adopted or hereafter adopts the Plan with the approval of the Company. In addition, for purposes of determining an Employee's Hours of Service, the term "Employer" includes:

                  1. Any corporation or trade or business which is or was a member of a controlled group of corporations, a group of businesses under common control or an affiliated service group (within the meaning of Section 414(b), (c), (m), and (o) of the Code, respectively) of which an Employer adopting the Plan is a member, but only for such period as the corporation or trade or business and the adopting Employer are or were considered members of the group;

                  2. Any corporation or trade or business which is a predecessor employer, if this Plan is a successor plan to the predecessor employer's qualified plan; and

                  3. Any corporation or trade or business which has been acquired directly or indirectly by the Company, provided that such corporation or trade or business shall be treated as an Employer under this Plan only during such Plan Years as are designated by the Board of Directors of the Company, and only with respect to those persons employed by such corporation or trade or business on the date it was acquired by the Company.

For purposes of the Highly Compensated Employee and Non-Highly Compensated Employee definitions, an "Employer" shall mean the corporation or other business entity which has adopted this Plan; "Employer" also shall include any corporation or trade or business which is or was a member of a controlled group of corporations, a group of businesses under common control, or an affiliated service group (within the meaning of Sections 414(b), (c), and (m) of the Code, respectively) of which the entity identified in the preceding sentence is a member.

         N. "Employer Minimum Contribution" shall mean the contribution, if any, made to the Plan by the Employer pursuant to Paragraph E of Article III.

         O. "Employer Minimum Contribution Account" shall mean the account maintained for each Participant in the books and records of the Plan for the purpose of recording Employer Minimum Contributions allocated to the Participant, as adjusted for earnings and losses allocated thereto.

         P. "Entry Date" shall mean the date upon which an Eligible Employee becomes a Participant, which shall be the Effective Date or the first day of any month.

         Q. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         R. "Financial Hardship" shall mean the existence of a Participant's immediate and heavy financial need. A need shall exist if it is necessary for:

                  1. The payment of medical expenses described in Section 213(d) of the Code incurred by the Participant, his spouse or dependents, or enabling such persons to obtain such medical care;

                  2. The payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, his spouse, children, or dependents;

                  3. The purchase (excluding mortgage payments) of a Participant's principal residence;

                  4. Payments necessary to prevent eviction of the Participant from his principal residence or foreclosure on his principal residence; or

                  5. Other expenses which the Commissioner of the Internal Revenue Service indicates will be deemed to be made on account of such need.

In addition, any Participant may apply in writing to the Committee to determine that an expense of the Participant constitutes an immediate and heavy financial need. The Committee shall make such determination on the basis of objective criteria adopted by the Committee and applied on a nondiscriminatory basis.

         S. "Highly Compensated Employee" shall mean any Employee who, during the Determination Year, performed services for the Employer and (i) was a five percent (5%) owner within the meaning of Section 416(i)(1)(B)(i) of the Code and the regulations thereunder at any time during the Determination Year or the preceding year, or (ii) for the preceding year received more than $80,000 in Compensation (indexed at the same time and in the same manner as the dollar limit in Section 415(d) of the Code is indexed).

         T. "Hour of Service" shall mean each hour for which an Employee is:

         1. Directly or indirectly paid or entitled to payment by the Employer for the performance of duties;

         2. Directly or indirectly paid or entitled to payment by the Employer on account of a period of time during which no duties were performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence authorized under Paragraph E of Article
II. However, no more than 501 Hours of Service shall be credited under this subparagraph 2 on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). Payments made or due under a plan maintained by the Employer solely to comply with applicable workers' compensation, unemployment compensation, or disability insurance law, or to reimburse an Employee for medical or medically-related expenses shall not be considered as payments by the Employer for purposes of this subparagraph.

         3. Absent from work by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or the care of such child by the Employee for a period immediately following birth or placement. No more than 501 Hours of Service shall be credited under this subparagraph 3 by reason of any one pregnancy or placement. Hours of Service credited under this subparagraph 3 shall be credited solely for purposes of determining whether a One-Year Break in Service has occurred in a computation period. All Hours of Service credited under this subparagraph 3 shall be credited only in the computation period in which the absence from work begins if any of such Hours of Service are required in that computation period to avoid a One-Year Break in Service. If none of the Hours of Service credited under this subparagraph 3 are required to avoid a One-Year Break in Service in the computation period in which the absence begins, then the Hours of Service will be credited to the next computation period. An Employee will be credited with 8 Hours of Service for each day of absence covered by this subparagraph. Credit shall be given pursuant to this subparagraph 3 only after the Employee furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the absence is for a reason described in this subparagraph; or

         4. Either awarded back pay or for which the Employer agrees to pay such back pay, irrespective of mitigation of damages. An Hour of Service received under this subparagraph 4 shall be credited to that computation period for which the award was granted. The same Hours of Service shall not be credited both under either subparagraph 1 or 2, as the case may be, and under this subparagraph 4. Hours of Service for which back pay is awarded or agreed to with respect to periods described in subparagraph 2 shall be subject to the limitations set forth in that paragraph.


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         Hours of Service shall be calculated and credited in accordance with
Department of Labor Regulation Section 2530.200b-2(b) and (c), which is incorporated herein by this reference.

         U. "Key Employee" shall mean an Employee or former Employee and their Beneficiaries who, within the meaning of Section 416(i) of the Code and the regulations thereunder, is or at any time during the four preceding Plan Years has been:

                  1. An officer of the Employer whose annual compensation exceeds 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year;

                  2. One of the ten Employees whose annual compensation from the Employer exceeds the limitation in effect under Section 415(c)(1)(A) and who owns or is considered as owning more than a one-half percent (1/2%) ownership interest and one of the ten largest percentage ownership interests in the Employer;

                  3. A five percent (5%) owner of the Employer; or

                  4. A one percent (1%) owner of the Employer having an annual compensation of more than $150,000.

         For purposes of this definition, no more than fifty employees (or, if less than fifty, either three employees or ten percent of all employees, whichever is greater) shall be treated as officers. In addition, for purposes of determining ownership percentages hereunder, the constructive ownership rules of
Section 318 of the Code shall apply as provided by Section 416(i)(1)(B) of the Code. For purposes of subparagraph 2, if two Employees have the same interest in the Employer, the Employee having greater annual compensation from the Employer shall be treated as having a larger interest. For purposes of determining the number of officers taken into account under subparagraph U-1 above, employees described in Section 414(q)(5) of the Code shall be excluded. For purposes of determining compensation, Total Compensation shall be used in addition to elective and salary-reduction contributions made to any 401(k) plan of the Employer, a simplified employee pension plan, a cafeteria plan, and a tax-sheltered annuity.

         V. "Leased Employee" shall mean a person (other than an Employee) who has performed services (i) of a type historically performed for the Employer by employees in the Employer's field of business, (ii) on a substantially full-time basis for a period of at least one (1) year, (iii) either directly or indirectly for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code), and (iv) pursuant to a written or oral agreement between the Employer and any other person. For purposes of this Plan, Leased Employees shall be treated as follows:

                  1. Contributions and benefits to the Leased Employee by the person who has entered into the agreement with the Employer, which are attributable to services for the Employer, shall be treated as provided by Employer.


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                  2. Service provided by the individual who becomes a Leased
         Employee to the person who has entered into the agreement with the Employer, which are attributable to services performed for the Employer, shall be treated as provided under this Plan.

The term "Leased Employee" shall include a person described above who is covered by a qualified money purchase pension plan of the other person who has entered into the agreement with the Employer which provides (i) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation as defined in
Section 415(c)(3) of the Code including amounts contributed pursuant to a salary reduction agreement which are excludable from his gross income under Sections 125, 402(a)(8), 402(h), and 403(b) of the Code, (ii) immediate participation, and (iii) immediate and full vesting.

         W. "Non-Highly Compensated Employee" shall mean any Employee who is not a Highly Compensated Employee.

         X. "Non-Key Employee" shall mean any Employee who is not a Key
Employee.

         Y. "Normal Retirement" shall mean retirement on or after the Participant's Normal Retirement Age. In the case of a Participant who continues in the employ of the Employer after reaching such Normal Retirement Age, "Normal Retirement" shall mean retirement on the delayed retirement date, which is the date of the Participant's actual termination of employment. A Participant who attains Normal Retirement Age and who retires on his Normal Retirement Date shall be entitled to receive distributions in accordance with Article VI. A Participant who continues in the employ of the Employer after reaching Normal Retirement Age shall continue to participate in the Plan and to have contributions allocated to his Account. When such Participant subsequently retires, he shall then be entitled to have the balance standing in his Account under the Plan distributed at such retirement date and in the same manner as if he had retired at his Normal Retirement Date.

         Z. "Normal Retirement Age" shall mean age sixty-five (65).

         AA. "Normal Retirement Date" shall mean the first day of the month coinciding with or next following a Participant's attainment of Normal Retirement Age.

         BB. "One-Year Break in Service" shall mean, with respect to any Employee, a computation period during which the Employee is credited with 500 or fewer Hours of Service. Except as provided in Paragraph B of Article II, the Plan Year shall be the computation period.

         CC. "Participant" shall mean any Eligible Employee who has become a participant of this Plan, in accordance with Article II of this Plan.

         DD. "Plan" shall mean the VF Corporation Tax-Advantaged Savings Plan for Hourly Employees, as set forth herein, and any amendments hereto.


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
         EE. "Plan Year" shall mean the twelve (12) month period ending December 31st, except that the first Plan Year shall commence on April 1, 1998 and end on December 31, 1998.

         FF. "Rollover Account" shall mean the account established for an Eligible Employee in the books and records of the Plan for the purpose of recording any funds transferred to the Trustee from, or attributable to, another qualified plan or an individual retirement account pursuant to Paragraph F of
Article IV, as adjusted for earnings and losses allocated thereto.

         GG. "Salary Deferral Account" shall mean the account maintained for each Participant in the books and records of the Plan for the purpose of recording any Salary Deferral Contributions allocated to the Participant, as adjusted for earnings and losses allocated thereto.

         HH. "Salary Deferral Contribution" shall mean the contribution, if any, made to the Plan by the Employer pursuant to Paragraph B of Article III.

         II. "Salary Deferral Election" shall mean an election made by an Eligible Employee to defer a specified percentage of his Compensation for the Plan Year pursuant to Paragraph B of Article III.

         JJ. "Spousal Consent" shall mean an Eligible Spouse's written consent which acknowledges the effect of the Participant's election and is witnessed by a Plan representative or a notary public. Spousal Consent may be in the form of a specific consent, general consent or limited general consent:

                  1. A "specific consent" shall specify the nonspouse Beneficiary, if any.

                  2. A "general consent" shall allow the Participant, without further Spousal Consent, to change the Beneficiary designation if such general consent indicates that the Eligible Spouse has the right to limit her consent to a specific Beneficiary and that such spouse voluntarily elects to relinquish such right.

                  3. A "limited general consent" shall allow the Participant, without further Spousal Consent, to change the Beneficiary designation to any person or persons (natural or otherwise) among those set forth in writing.

Once made, a general consent shall be irrevocable. A specific or limited general consent shall be irrevocable unless the Participant changes his Beneficiary designation; upon such event, a specific consent and a limited general consent (if the Participant's subsequent Beneficiary designation is not among those options expressly set forth in the limited general consent) shall be deemed to be revoked. Notwithstanding the foregoing, Spousal Consent is not required if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Eligible Spouse or that the Eligible Spouse cannot be located. In addition, no Spousal Consent is necessary if the Participant has been legally separated or abandoned within the meaning of local law and the Participant provides the Plan representative with a court order to that effect, so long as such court order does not conflict with a qualified domestic relations order. If the

Eligible Spouse is legally incompetent to consent, the Eligible Spouse's legal guardian may consent on her behalf, even if the legal guardian is the Participant. If the Eligible Spouse has consented to the designation of a trust as the Participant's Beneficiary, Spousal Consent is not required for the designation of or change in trust beneficiaries.

         KK. "Top-Heavy Plan" shall mean (1) a plan in which, as of the "determination date," the aggregate of "accounts" of Key Employees exceeds sixty percent (60%) of the aggregate of "accounts" of all employees under the plan; and (2) each plan which is included in an "aggregation group" if such group is a top-heavy group, as determined under Section 416(g)(2) of the Code. For purposes of this Paragraph: (a) "determination date" means the last day of the immediately preceding Plan Year or, in the case of the first Plan Year, the last day of such year. Where two or more plans are aggregated, the plans will be aggregated by adding together the results for each plan as of the determination dates for such plans which fall in the same calendar year; (b) "accounts" means the sum of all accounts maintained for the employee determined as of the most recent valuation date occurring within the twelve-month period ending on the determination date (or, in the case of a defined benefit plan, the present value of the cumulative accrued benefits determined as of the valuation date used for computing plan costs for minimum funding purposes), including distributions made with respect to such employee under the plan during the five (5) year period ending on the "determination date," but excluding, however, rollover contributions, the account of a Non-Key Employee who was formerly a Key Employee, the account of an individual who has not performed services for the Employer at any time during the five (5) year period ending on the determination date, and further excluding those amounts attributable to deductible employee contributions (as defined in Section 72(o)(5)(A) of the Code); and (c) "aggregation group" means (i) each plan of the Employer in which a Key Employee participates, and each other plan of the Employer which enables a plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or
Section 410 of the Code (including a terminated plan maintained within the last five (5) year period ending on the "determination date"), and (ii) any other plan maintained by the Employer which the Company elects to include within the group, provided the resulting group satisfies Section 401(a)(4) and Section 410 of the Code. In determining the cumulative accrued benefits of a defined benefit plan for purposes of this Paragraph, the actuarial assumptions specified by the defined benefit plan for this purpose shall be utilized. If differing actuarial assumptions are specified for two or more defined benefit plans, then the actuarial assumptions for the defined benefit plan including the largest number of employees in the first year any defined benefit plan is included within the aggregation group shall be utilized. Solely for the purpose of determining if the Plan, or any other plan in a required aggregation group of which this Plan is a part, is a Top-Heavy Plan, the accrued benefit of an Employee other than a Key Employee shall be determined (a) under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

         LL. "Total Compensation" shall mean all amounts paid or made available to an Employee which are treated as compensation under Treasury Regulation
Section 1.415-2(d)(2), and are not excluded from compensation under Treasury Regulation Section 1.415-2(d)(3).

                  1. Items Includable as Compensation. For purposes of applying the limitations of Section 415 of the Code, the term "compensation" includes:

                           (a) The Participant's wages, salaries, fees for
                  professional services and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62-2(c))).

                           (b) In the case of a Participant who is an employee
                  within the meaning of Section 401(c)(1) of the Code and the regulations thereunder, the Participant's earned income (as described in Section 401(c)(2) of the Code and the regulations thereunder).

                           (c) For purposes of subsections (a) and (b) of this
                  subparagraph, earned income from sources outside the United States (as defined in Section 911(b) of the Code, whether or not excludable from gross income under Section 911 of the
                  Code).

                           (d) Amounts described in Sections 104(a)(3), 105(a)
                  and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the employee.

                           (e) Amounts paid or reimbursed by the Employer for
                  moving expenses incurred by an employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the employee under Section 217 of the Code.

                           (f) The value of a non-qualified stock option granted
                  to an employee by the Employer, but only to the extent that the value of the option is includable in the gross income of the employee for the taxable year in which granted.

                           (g) The amount includable in the gross income of an
                  employee upon making the election described in Section 83(b) of the Code.

                           (h) Elective and salary reduction contributions made
                  to a cafeteria plan or cash or deferred arrangement.

                  2. Items Not Includable as Compensation. The term "compensation" does not include items such as:

                           (a) Subject to subparagraph LL-1(h) above, contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the

         Code Section 415 limitations to that plan, the contributions are not includable in the gross income of the employee for the taxable year in which contributed. Additionally, any distributions from a plan of deferred compensation are not considered as compensation for Code
         Section 415 purposes, regardless of whether such amounts are includable in the gross income of the employee when distributed. However, any amount received by an employee pursuant to an unfunded non-qualified plan is permitted to be considered as compensation for Code Section 415 purposes in the year such amounts are includable in the gross income of the employee.

                           (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under Section 83 of the Code and the regulations thereunder.

                           (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

                           (d) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the employee), or contributions made by an Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the employee).

         Except as otherwise provided in this Plan, Total Compensation shall be determined on the basis of the Plan Year.

         MM. "Trust" shall mean the trust established pursuant to Article VIII of this Plan.

         NN. "Trustee" shall mean the trustee or trustees of the Trust established pursuant to this Plan.

         OO. "Year of Service" shall mean a computation period during which an Employee is credited with not less than 1,000 Hours of Service with the Employer. Except as provided in Paragraph B of Article II, the Plan Year shall be the computation period.


                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

         An Eligible Employee shall become a Participant of the Plan in accordance with the following requirements:

         A.       Service Requirement

                  1. Each Employee who is an Eligible Employee on February 28, 1998 shall be eligible to become a Participant of the Plan as of the Effective Date. Each Employee who is not an Eligible Employee on February 28, 1998 shall, following completion of one (1) Year of Service, be eligible to become a Participant of the Plan as of the Entry Date coincident with or next following completion of the Year of Service.

                  2. An Eligible Employee who satisfies the service requirements of subparagraph 1 but who is not an Eligible Employee on the Entry Date shall become a Participant of the Plan immediately upon again becoming an Eligible Employee.

         B.       Eligibility Computation Period

         For purposes of Article II, the initial Eligibility Computation Period shall be the twelve (12) consecutive month period commencing with the date on which an Employee first performs an Hour of Service for the Employer. Subsequent Eligibility Computation Periods will be the Plan Year, commencing with the Plan Year which includes the first anniversary of the date the Employee first performs an Hour of Service.

         C.       Salary Deferral Election

         An Employee who is eligible to become a Salary Deferral Participant under Paragraph A of this Article II shall become a Salary Deferral Participant as of the Entry Date coincident with or next following the date he makes a written application to become a Salary Deferral Participant and signs a form providing a Salary Deferral Election. The Employer shall to the extent possible notify each Eligible Employee of his prospective eligibility to become a Salary Deferral Participant at least thirty (30) days prior to the date he must file an application, but such notice shall be given only the first time an Employee is eligible to become a Salary Deferral Participant, and failure to give such notice shall not impose any liability upon the Employer or the Committee.

         D.       Participation

         Participation in the Plan continues until a Participant terminates by Normal Retirement, by delayed retirement, or by death or severs employment with the Employer (including by reason of disability in accordance with subparagraph B-7 of Article VI). An Employee whose participation in the Plan has terminated shall become a Participant again on the date he again becomes an Eligible Employee. An Employee whose participation in the Plan has terminated but who has not received all benefits under the Plan shall be a "former Participant."

         E.       Leaves of Absence

         A Participant's employment shall not be deemed to have terminated while he is a member of the Armed Forces of the United States, provided that he returns to the employment of the Employer within ninety (90) days (or such longer period as may be prescribed by law) from the date he first became entitled to his discharge. Participants who do not return to the employ of the Employer within the required time in case of service with the Armed Forces, shall be deemed to have terminated their employment as of the date when their leaves of absence began, unless such failure to return was the result of Normal Retirement, delayed retirement or death.

         F.       Suspended Participation

         A Participant who ceases to be an Eligible Employee, but who has not separated from the service of the Employer, shall become a suspended Participant. During the period of suspension, no amounts which are based on his Compensation or Total Compensation from and after the date of suspension shall be credited to his Account. However, the Participant shall be entitled to benefits in accordance with the other provisions of the Plan while he is a suspended Participant.

                                   ARTICLE III

                             EMPLOYER CONTRIBUTIONS

         A.       Definitions

         For purposes of this Article III, the following definitions shall apply unless indicated otherwise:

                  1. "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of the Elective Deferrals made on behalf of an Eligible Participant for the Plan Year to the Eligible Participant's Compensation (determined without regard to the limitation on amounts paid or payable by reason of services performed after the date an Employee ceases to be an Eligible Participant and prior to the date an Employee becomes an Eligible Participant) for the Plan Year. The Actual Deferral Percentage of an Eligible Participant who makes no Elective Deferrals shall be zero (0).

                  2. "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Actual Deferral Percentages of the Eligible Participants in a group.

                  3. "Elective Deferrals" shall mean Salary Deferral Contributions and any other contributions made by the Employer to this Plan and any other qualified plans that are maintained by the Employer which are aggregated with this Plan under subparagraph D-6 of this
         Article III for the Plan Year at the election of the Eligible Participant, in lieu of cash compensation (that either would have been received by the Eligible Participant in the Plan Year or is attributable to services performed by the Eligible Participant within the Plan Year and would have been received by the Eligible Participant within 2 1/2 months after the close of the Plan Year but for a deferral election), and shall include contributions made pursuant to a salary reduction agreement. Such "Elective Deferrals" shall be taken into account for a Plan Year only if they are allocated to the Eligible Participant's account as of a date within that Plan Year, the allocation is not contingent on the Eligible Participant's participation in the plan or performance of services for the Employer after such date, and the Elective Deferrals are paid to a trust no later than twelve (12) months after the close of the Plan Year to which they relate.

                  4. "Eligible Participant" for purposes of Paragraphs C and D of this Article III shall mean any Employee who is otherwise authorized under this Plan and any other qualified plans that are maintained by the Employer which are aggregated with this Plan under subparagraph D-6 of this Article III to have Elective Deferrals allocated to his account for the Plan Year.

                  5. "Excess Deferral Amount" shall mean the amount of Excess Deferrals for a calendar year which the Participant allocates to this Plan pursuant to the procedure set forth in subparagraph D-1 of this
         Article III.

         B.       Salary Deferral Contribution

                  1. A Participant electing to participate in the Plan shall make a Salary Deferral Election for the Plan Year electing to defer any whole percentage from 2% to 10% of his Compensation. In no event shall such deferral exceed $10,000 in a taxable year (as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code, except rounded to the next lowest multiple of $500).

                  2. A Participant, by filing a written election form with the Committee at least ten (10) days prior to the first day of the month for which the election is to become effective, may change his Salary Deferral Election once each month, to become effective the first day of the month following the receipt of the election form by the Committee. A Participant, by filing a written election with the Committee, may elect to suspend Salary Deferral Contributions. The suspension will become effective as soon as administratively possible, but no later than the first day of the calendar month following thirty (30) days after receipt of the election by the Committee. A Participant who suspends all Salary Deferral Contributions will not be permitted to resume Salary Deferral Contributions for the remainder of the calendar quarter in which contributions were suspended.

                  3. Subject to the provisions of Paragraphs C and D of this
         Article III, for each Plan Year the Employer shall make a Salary Deferral Contribution to the Plan for each Participant in an amount equal to the amount of Compensation which the Participant has elected to defer pursuant to his Salary Deferral Election. The Employer shall pay over all Salary Deferral Contributions to the Trustee on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event, no later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Employee in cash.

                  4. All Salary Deferral Elections, changes in Salary Deferral Elections or suspensions of Salary Deferral Elections shall be made in writing on such forms and in such manner as may be established by the Committee.

                  5. No other Employer provided benefit shall be directly or indirectly conditioned upon any Employee's election to make a Salary Deferral Election under this Article III.

         C.       Limitations on Salary Deferral Contributions

         The following limitations shall apply to Salary Deferral Contributions:

                  1. No Participant shall receive a Salary Deferral Contribution under this Plan which, when combined with any other Elective Deferrals of the Participant under any other qualified plan in which the Participant participates for the calendar year, exceeds $10,000 (as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code, except rounded to the next lowest multiple of $500).

                  2. The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25; or

                  3. The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the preceding Plan Year multiplied by two (2), provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the preceding Plan Year by more than two (2) percentage points.

                  4. For purposes of applying subparagraphs C-2 and C-3 above for the Plan's first Plan Year, the amount taken into account as the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees shall be three percent (3%).

         D.       Correcting Excess Deferrals and Excess Contributions

                  1.       Notwithstanding any other provision of the Plan:

                           (a) Excess Deferral Amounts and income allocable
                  thereto shall be distributed to Participants who claim such Excess Deferral Amounts for the preceding calendar year no later than the April 15 following the calendar year in which such Excess Deferral Amounts are contributed to the Plan. A Participant's claim pursuant to this subparagraph D-1(a) shall be in writing; shall be submitted to the Committee no later than March 1; shall specify the Participant's Excess Deferral Amount from the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Participant by
                  Section 402(g) of the Code for the year in which the deferral occurred.

                           (b) The Excess Deferral Amount distributed to a
                  Participant with respect to a calendar year shall be adjusted for income or loss. The income or loss attributable to the Excess Deferral Amount shall include a pro rata share of income or loss in the Plan Year in which the Excess Deferral Amount was made (the "Contribution Year Income") and a pro rata share of income or loss for the period between the end of the Plan Year in which the Excess Deferral Amount was made and the date of distribution under subparagraph D-1(a) of this
                  Article III (the "Distribution Year Income").

                                    (i) The Contribution Year Income shall be
                           determined by multiplying the income or loss for the Plan Year allocable to the Participant's Elective Deferrals by a fraction the numerator of which is the Excess Deferral Amount of the Participant for the Plan Year and the denominator of which is the total balance of the Participant's account attributable to Elective Deferrals, without adjustment for gain or loss during the Plan Year.

                                    (ii) The Distribution Year Income shall be
                           determined by multiplying ten percent (10%) of the Contribution Year Income by the number of calendar months which have elapsed since the end of the Plan Year in which the Excess Deferral Amount was made. For purposes of determining the number of calendar months that have elapsed since the end of the Plan Year in which the Excess Deferral Amount was made, a distribution occurring in the first fifteen days of a calendar month will be deemed made on the last day of the preceding month. A distribution occurring after the fifteenth day of a calendar month will be deemed made on the first day of the next succeeding calendar month.

         2. In the event that the limitations imposed by subparagraphs C-2 and C-3 of this Article III are not satisfied for any Plan Year, the Plan and any other qualified plans that are maintained by the Employer which are aggregated with this Plan shall take the following remedial measure under this subparagraph D-2 no later than the last day of each Plan Year for Eligible Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year.

                  (a) The Employer shall determine the Excess Contributions under subparagraph D-3 below and distribute such Excess Contributions, with income or loss attributable thereto under subparagraph D-4 below, no later than 2 1/2 months following the last day of the Plan Year for which the Excess Contributions were made to Eligible Participants to whose accounts Excess Contributions were allocated for the preceding Plan Year. Amounts distributed shall be distributed from the Eligible Participant's Salary Deferral Account.

         Any distribution under this subparagraph D-2 may be made without any notice or consent otherwise required under Article VI. In addition, such distribution shall not be considered a distribution for purposes of determining whether the Plan and any other qualified plans that are maintained by the Employer which are aggregated with this Plan satisfy the minimum distribution requirements of subparagraph B-6 of Article VI.

                  3. Excess Contributions shall be determined as follows:

                           (a) The Employer shall rank its Eligible Participants
                  who are Highly Compensated Employees by amount of Salary Deferral Contribution in descending order. The Employer shall then reduce the amount of Elective Deferrals made on behalf of the Highly Compensated Employee with the highest Salary Deferral Contribution until the first of the following occurs:

                                    (i) The Plan and any other qualified plans
                           that are maintained by the Employer which are aggregated with this Plan satisfy the limitations set forth in subparagraphs C-2 and C-3 of this Article III; or

                                    (ii) The Salary Deferral Contribution for
                           such Highly Compensated Employee is reduced to an amount which equals the Salary Deferral Contribution of the Highly Compensated Employee with the next highest Salary Deferral Contribution. The Employer shall then repeat the application of this subparagraph D-3(a) until the Plan and any other qualified plans that are maintained by the Employer which are aggregated with this Plan satisfy the limitations set forth in subparagaphs C-2 and C-3 of this Article III.

                           (b) For each Eligible Participant who is a Highly
                  Compensated Employee, "Excess Contributions" shall mean the difference between:

                                    (i) The sum of the Elective Deferrals
                           allocated to the Highly Compensated Employee for such Plan Year (determined prior to the application of this subparagraph D-3); and

                                    (ii) The amount determined by multiplying
                           the Highly Compensated Employee's Actual Deferral Percentage (determined after application of this subparagraph D-3) by his Compensation.

                           Notwithstanding the foregoing, in no event shall Excess Contributions exceed the amount of Elective Deferrals made on behalf of such Highly Compensated Employee for such Plan Year.

                  4. The income or loss attributable to Excess Contributions shall include a pro rata share of income or loss in the Plan Year in which the Excess Contributions were made (the "Contribution Year Income") and a pro rata share of income or loss for the period between the end of the Plan Year in which the Excess Contributions were made and the date of distribution under subparagraph D-2 of this Article III (the "Distribution Year Income").

                           (a) The Contribution Year Income shall be determined
                  by multiplying the income or loss for the Plan Year allocable to Elective Deferrals by a fraction the numerator of which is the Excess Contributions of the Eligible Participant for the Plan Year and the denominator of which is the total balance of the Eligible Participant's account attributable to Elective Deferrals without adjustment for gain or loss during the Plan Year.

                           (b) The Distribution Year Income shall be determined
                  by multiplying ten percent (10%) of the Contribution Year Income by the number of calendar months which have elapsed since the end of the Plan Year in which the Excess Contributions were made. For purposes of determining the number of calendar months that have elapsed since the end of the Plan Year in which the Excess Contributions were made, a distribution occurring in the first fifteen days of a calendar month will be deemed made on the last day of the preceding month. A distribution occurring after the fifteenth day of a calendar month will be deemed made on the first day of the next succeeding calendar month.

         5. The Excess Contributions shall be reduced, in accordance with regulations prescribed by the Secretary of the Treasury, by the amount of Excess Deferrals previously distributed to the Eligible Participant under subparagraph D-1 of this Article III for his taxable year ending with or within such Plan Year.

         6. For purposes of this Paragraph D:

                  (a) The Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals allocated to his account under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such Elective Deferrals were made under a single arrangement, provided that no such arrangement is part of a plan that is an employee stock ownership plan of the Employer as defined in Section 4975(e) of the Code. If any such plan is an employee stock ownership plan, the Actual Deferral Percentage shall be determined separately for all employee stock ownership plans and all non-employee stock ownership plans. If such an Eligible Participant participates in two or more plans or arrangements that have different plan years, all such plans or arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement.

                  (b) If the Employer maintains this Plan in addition to one or more qualified plans which contain a cash or deferred arrangement, such plans shall be treated as follows. In the event that this Plan satisfies the requirements of Section 401 (a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401 (a)(4) or 410(b) of the Code only if aggregated with this Plan, then subparagraphs C-2 and C-3 of this Article III shall be applied by determining the Actual Deferral Percentage of Eligible Participants as if all such plans were a single plan. This Plan may be aggregated with any other qualified plan maintained by the Employer to determine whether the Actual Deferral Percentage of Eligible Participants satisfies the requirements of subparagraphs C-2 and C-3 of this Article III, provided that the aggregated plans are treated as one plan for purposes of Sections 401
         (a)(4), 401(k), and 410(b) of the Code. Notwithstanding the foregoing, the plans so aggregated must have a plan year that is the same as the Plan Year and no plan so aggregated may be an employee stock ownership plan (as defined in Section 4975(e) of the Code).

                  (c) The determination and treatment of the Actual Deferral Percentage of any Eligible Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         E.       Employer Minimum Contribution

                  1. Notwithstanding anything in this Plan to the contrary, and subject to the limitations set forth in subparagraphs 2 and 3 below, in any Plan Year in which the Plan is a Top-Heavy Plan, the Employer shall contribute an amount so as to provide allocations for each Non-Key Employee Participant who is employed on the last day of the Plan Year (including such Non-Key Employee Participant who has not accrued a Year of Service for the Plan Year) of Employer contributions under this Plan which, together with any other contributions allocated to the Non-Key Employee Participant under any other defined contribution plans maintained by the Employer, equals three percent (3%) of the Participant's Total Compensation (excluding Total Compensation in excess of $160,000, as adjusted by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Code).

                  2. The percentage minimum contribution required under subparagraph E-1 above shall in no event exceed the percentage at which contributions are made (or required to be made) under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for the Plan Year. In determining the highest rate of contribution applicable to a Key Employee, amounts elected to be deferred under a qualified Section 401(k) arrangement shall be counted for purposes of
         Section 416 of the Code.

                  3. No minimum contribution will be required for a Participant under this Plan for any Plan Year if the Company maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Participant in accordance with Section 416(c) of the Code.

                  4. Notwithstanding any provision of this Paragraph E to the contrary, in any Plan Year in which this Plan is a Top-Heavy Plan, each Non-Key Employee Participant who is also covered by a defined benefit plan of the Employer, shall accrue a minimum benefit equal to the minimum benefit provided by the defined benefit plan. No minimum Employer contribution shall be credited under this Plan.

         F.       Maximum Contribution

                  Employer contributions to the Plan shall not exceed the amount which the Employer estimates will be deductible under Section 404(a)(3), or, if applicable, Section 404(a)(7) of the Code, or any successor or similar statutory provision hereafter enacted.

                                   ARTICLE IV

                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

         A.       Accounts

                  For purposes of allocating Employer contributions made pursuant to Article III, the Committee shall establish and maintain, where appropriate, separate accounts for each Participant, including a Salary Deferral Account and an Employer Minimum Contribution Account. Since these individual accounts are maintained only for accounting purposes, a segregation of the Trust assets within each account is not required.

         B.       Valuation of Accounts

                  1. Within a reasonable period of time after the end of each month and within a reasonable period of time after the removal or resignation of the Trustee, the Trustee shall determine the fair market value of the assets of the Trust as of the close of the month (or the close of the shorter period ending with such resignation or removal). Further, if an Employee's participation in the Plan ceases for any reason, the Committee shall direct the Trustee to determine the fair market value of the Trust as of the date specified by the Committee, provided that the Committee, in its sole discretion, acting in a non-discriminatory manner determines there has been a significant change in the value of Trust assets. The date of such valuation shall be deemed a valuation date. As of any valuation date, and before allocating Employer contributions, the Committee shall allocate the increment of Trust earnings for each of the respective investment vehicles available under Paragraph C of Article VI to (or, as the case may be, charge the losses against) the respective Accounts of the Participants in proportion to the balances of such Accounts invested in the respective investment vehicles as of the most recent valuation date.

                  2. If a Participant, former Participant or Beneficiary becomes entitled to a benefit pursuant to Article VI, the value of the Account available to be distributed shall be determined as of the last day of the month in which the Participant or Beneficiary, as applicable, files a written request for payment of benefits with the Committee, provided such written request is filed on or before the 28th day of the month (or such other deadline as shall be specified by the Committee).

         C.       Allocation of Employer Minimum Contributions

                  In any Plan Year in which the Plan is a Top-Heavy Plan, Employer Minimum Contributions, if any, shall be allocated to the Employer Minimum Contribution Accounts of Participants in amounts specified in Paragraph E of Article III.

         D.       Allocation of Salary Deferral Contributions

         Salary Deferral Contributions shall be allocated to the Salary Deferral Accounts of Participants in amounts equal to the Salary Deferral Contribution contributed on their behalf pursuant to Paragraph B of Article III.

         E.       Allocation Limitations

                  1. Notwithstanding anything to the contrary contained in this Plan, the Annual Additions to a Participant's Account for any Plan Year shall not exceed the lesser of the Defined Contribution Dollar Limitation for the Plan Year or twenty-five percent (25%) of the Participant's Total Compensation for the Plan Year. The percentage limitation of the preceding sentence shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or to any amount otherwise treated as an Annual Addition under Section 415(l)(2) of the Code. For purposes of this Paragraph E, the term:

                           (a) "Annual Additions" means for any Plan Year the
                  sum of the following amounts credited to a Participant's accounts in all qualified defined contribution plans maintained by an Employer: (i) Employer contributions, (ii) Employee Contributions, and (iii) forfeitures. Solely for purposes of this subparagraph 1(a), the Total Compensation for a totally disabled (within the meaning of Section 22(e) of the Code) member of a profit sharing plan maintained by an Employer is the compensation which the member would have received for the year if the member had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; provided such imputed compensation may be taken into account only if the member is not a Highly Compensated Employee and only if contributions to the profit sharing plan are nonforfeitable when made. In addition amounts allocated to an individual medical account, as defined in
                  Section 415(l)(2) of the Code, which are part of a pension or annuity plan maintained by an Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by an Employer, shall also be treated as Annual Additions;

                           (b) "Annual Benefit" means the Participant's annual
                  benefit payable in the form of a straight life annuity under all qualified defined benefit plans maintained by an Employer, excluding any benefits attributable to the Participant's contributions or rollover contributions, if any, to the plans or to any assets transferred from a qualified plan that was not maintained by an Employer. No actuarial adjustment to the benefit is required for (i) the value of a qualified joint and survivor annuity, (ii) the value of benefits which are not directly related to retirement benefits (such as a qualified disability benefit, pre-retirement death benefit, or post-retirement medical benefit), and (iii) the value of post-retirement cost-of-living increases made in accordance with regulations;

                           (c) "Defined Benefit Dollar Limitation" means the
                  dollar limitation set forth in Section 415(b)(1) of the Code ($130,000 for 1998), as adjusted by the Secretary of the Treasury under Section 415(d) of the Code to reflect increases in the cost-of-living, in such manner as the Secretary shall prescribe (except rounded to the next lowest multiple of $5,000);

                           (d) "Defined Contribution Dollar Limitation" means
                  the dollar limitation set forth in Section 415(c)(1)(A) of the Code ($30,000 for 1998), as adjusted by the Secretary of the Treasury under Section 415(d) of the Code to reflect increases in the cost-of-living, in such manner as the Secretary shall prescribe (except rounded to the next lowest multiple of $5,000);

                           (e) "Employee Contributions" means contributions to
                  the Plan by a Participant during the Plan Year, without regard to any rollover contributions (as defined in Sections 402(c), 403(a)(4), 403(b)(8), and 408(d)(3) of the Code), and without regard to any employee contributions to a simplified employee pension which are excludable from gross income under Section 408(k)(6) of the Code;

                           (f) "Employer" includes a corporation which is a
                  member of a controlled group of corporations or a trade or business which is under common control as defined in Section 414(b) or (c) of the Code (as modified by Section 415(h)); a service organization which is a member of an affiliated service group which includes an Employer adopting this Plan, as defined in Section 414(m) of the Code; a leasing organization with respect to which an Employer adopting this Plan is a "recipient" within the meaning of Section 414(n) of the Code; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code; and

                           (g) "Projected Annual Benefit" means the Annual
                  Benefit a Participant would receive, assuming the Participant continued his employment and continued receiving his current Total Compensation in each subsequent Plan Year until the later of: (i) the Participant's Normal Retirement Age or (ii) the Participant's current age, and further assuming that all relevant factors used to determine benefits under the plan for the current Plan Year remained constant for all future years.

                  2. The benefits to which a Participant may become entitled will be subject to those additional limitations set forth herein.

                           (a) If a Participant of this Plan also is or has been
                  a participant in a defined benefit plan, as defined in Section 414(j) of the Code, or a welfare benefit fund, as defined in
                  Section 419(e) of the Code, to which contributions have been made by the Employer, then in addition to the limitation contained in subparagraph 1, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year shall not exceed 1.0. This limitation shall apply only through the Plan Year ending December 31, 1999. For purposes of this subparagraph 2:

                                    (i) The defined benefit plan fraction for
                           any Plan Year is a fraction, the numerator being the Projected Annual Benefit of the Participant under all defined benefit plans maintained by the Employer (determined as of the close of the Plan Year) and the denominator being the lesser of:

                                                (1) The product of 1.25 (1.0 in
                                    the event this Plan is a Top-Heavy Plan) multiplied by the Defined Benefit Dollar Limitation, or

                                                (2) The product of 1.4
                                    multiplied by an amount which is 100% of the Participant's average Total Compensation for the three (3) consecutive Plan Years in which his Total Compensation was the highest.

                           Notwithstanding the above, the transition rules under
                           Section 415(e) of the Code are hereby incorporated by reference for Participants who were members as of the first day of the first Plan Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986.

                                    (ii) The defined contribution plan fraction
                           for any Plan Year is a fraction, the numerator being the sum of the Annual Additions to the accounts of the Participant in all defined contribution plans as of the end of the Plan Year under consideration, and the denominator being the sum of the lesser of the following amounts determined for such Plan Year and for each prior year of service with the Employer:

                                                (1) The product of 1.25 (1.0 in
                                    the event this Plan is a Top-Heavy Plan) multiplied by the Defined Contribution Dollar Limitation, or

                                                (2) The product of 1.4
                                    multiplied by an amount equal to 25% of the Participant's Total Compensation.

                           Notwithstanding the above, the transition rules under
                           Section 415(e) of the Code are hereby incorporated by reference for Participants who were members as of the first day of the first Plan Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986.

                  3. For purposes of the limitations contained in subparagraphs 1 and 2 of this Paragraph E, all defined contribution plans of the Employer (whether or not terminated) shall be treated as one defined contribution plan. Similarly, all defined benefit plans of the Employer (whether or not terminated) shall be treated as one defined benefit plan for these purposes.

                  4. Notwithstanding anything to the contrary contained in this Paragraph E, in the event this Plan is a Top-Heavy Plan but would not be a Top-Heavy Plan if "90 percent" were substituted for "60 percent" each place it appears in the "Top-Heavy Plan" definition of Article I, and, further, if the minimum contribution percentage in Paragraph C of this Article IV is at least four percent (4%), then the special provisions for Top-Heavy Plans contained in subparagraph E-2(a)(i)(1) and (a)(ii)(1) shall not apply.

                  5. If the Annual Additions to a Participant's Account would exceed the limitations described in subparagraphs 1 and 2 of this Paragraph E, the following rules shall apply:

                           (a) If the Employer maintains both defined benefit
                  and defined contribution plans, any adjustment necessary to meet the limitations of this Paragraph E shall be made by first reducing the Participant's Annual Benefit under the defined benefit plan(s);

                           (b) No Participant may make a contribution to this
                  Plan with respect to a Plan Year if the contribution would cause the Annual Additions to the Participant's Account with respect to such Plan Year to exceed the limitations set forth in subparagraphs 1 and 2 of this Paragraph E; and

                           (c) Except as provided in subparagraph 6 of this
                  Paragraph E, and after taking into account the reductions required in subparagraph 5(a), the Employer contributions to this Plan on behalf of a Participant shall be reduced to the extent necessary to prevent the Annual Additions to any Participant's Account from exceeding the limitations set forth in subparagraphs 1 and 2 of this Paragraph E.

                  6. If, due to a reasonable error in calculating a Participant's Total Compensation for a Plan Year, or due to the allocation of forfeitures, or due to such other facts and circumstances as may justify the availability of this special rule, as determined by the Internal Revenue Service, the Annual Additions to the Participant's Account under this Plan and under any other defined contribution plan maintained by an Employer exceed the limitations set forth in subparagraphs 1 and 2 of this Paragraph E, then the aggregate of the Annual Additions to this Plan and the Annual Additions to any other defined contribution plan referred to in subparagraph 3 of this Paragraph E shall be reduced, until the applicable limitation is satisfied, by refunding any Employee contributions to any other defined contribution plan, which would be aggregated with the Annual Additions to this Plan, together with earnings thereon, pursuant to subparagraph 3 of this Paragraph E.

                  7. If, after the reduction provided in subparagraph 6, there remains an excess amount which cannot be allocated to the Participant, such Employer contribution provisionally allocated to a Participant's Account in excess of the limitations of subparagraphs 1 and 2 of this Paragraph E shall be credited to a suspense account and shall serve to reduce Employer contributions to the Plan on behalf of the Participant in the next Plan Year and in succeeding Plan Years in accordance with the limitations of subparagraphs 1 and 2 of this Paragraph E.

                  8. The Employer elects to use the Plan Year as the limitation year for purposes of Section 415 of the Code.

         F.       Transfers from Other Plans

                  1. Transfers from Other Qualified Plans. An Eligible Employee who has had distributed to him all or a portion of his interest in a plan meeting the requirements of Section 401(a) of the Code (the "Other Plan") may, in accordance with procedures approved by the Committee (including without limitation that the amount transferred consists solely of cash), transfer the distribution received from the Other Plan to the Trustee, provided the following conditions are met:

                           (a) The transfer occurs on or before the sixtieth
                  (60th) day after he receives the distribution from the Other Plan; and

                           (b) The distribution from the Other Plan qualifies as
                  an eligible rollover distribution within the meaning of
                  Section 402(c)(4) of the Code.

                  Notwithstanding any other provision hereof, there may be transferred directly from the trustee of the Other Plan to the Trustee, subject to the approval of the Company, all or any of the assets, including after-tax contributions, if any, held (whether by trustee, custodian or otherwise) on behalf of any Other Plan which is maintained for the benefit of any Eligible Employees who are or are about to become Participants of this Plan. Transfers pursuant to this subparagraph may be made regardless of whether the Eligible Employee has satisfied the service requirements of Paragraph A of Article II. Amounts transferred pursuant to this Paragraph F, and any gains or losses allocable thereto, shall be accounted for separately from amounts otherwise allocable to the Eligible Employee under the Plan.

                  2. Transfers From Individual Retirement Accounts. An Eligible Employee who receives a distribution from an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code which constitutes the entire amount of such account or annuity (including earnings thereon), and no portion of which is attributable to any source other than a rollover contribution described in Section 402 of the Code, may, in accordance with procedures approved by the Committee (including without limitation that the transfer consists solely of cash), transfer the entire amount of such distribution to the Trustee, within sixty (60) days after receiving the distribution. Transfers pursuant to this subparagraph may be made regardless of whether the Eligible Employee has satisfied the service requirements of Paragraph A of Article II.

                  3. Administration. The Committee shall develop such procedures, including procedures for obtaining information from an Eligible Employee desiring to make such a transfer, as it deems necessary or desirable to enable it to determine that the proposed transfer will meet the requirements of this Paragraph F. If such requirements are met, the amount transferred shall be deposited in the Trust Fund and shall be credited to a Rollover Account. The Rollover Account shall be one hundred percent (100%) vested in the Eligible Employee and shall share in the allocation of gains or losses, as the case may be, in accordance with Paragraph B hereof, but shall not share in any other allocations. Upon termination of employment, the total amount of the Eligible Employee's Rollover Account shall be distributed in accordance with Article VI. In the case of an Eligible Employee who has not completed the service requirements of Paragraph A of Article II at the date of the transfer, the Rollover Account shall represent the Eligible Employee's sole interest in the Plan until he becomes a Participant.

                                    ARTICLE V

                        VESTING OF EMPLOYER CONTRIBUTIONS

         A.       Vesting

                  1. The Participant shall vest in his Salary Deferral Account and Employer Minimum Contribution Account in accordance with this
         Article V.

                           (a) The Salary Deferral Account and Employer Minimum
                  Contribution Account of a Participant shall be fully vested and nonforfeitable at all times, and shall not be subject to divestment for cause.

                                   ARTICLE VI

                            DISTRIBUTION OF BENEFITS

         A.       Methods of Distribution

                  1. The distribution of benefits to which a Participant may become entitled shall be made in accordance with this Article VI. Notwithstanding any Plan provision to the contrary, all Plan distributions shall comply with the requirements of Section 401(a)(9) of the Code and the regulations thereunder, including the incidental death benefit distribution rules in Section 1.401(a)(9)-2.

                           (a) The benefits provided by the Plan shall be
                  distributed in a single distribution in cash of the entire vested balance then standing in the Participant's Account (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant).

                           (b) Notwithstanding the foregoing, the Participant
                  (or Beneficiary, as applicable) may elect that the distribution be in the form of Company common stock up to the number of full shares then reflected in the portion of the VF Corporation Stock Fund (as described in Paragraph C of Article
                  VIII) allocated to such Participant (or Beneficiary) and the balance of the Participant's Account in cash, or a lesser number of shares of Company common stock and the balance of the Account in cash.

                  2. If a Participant dies before all events have occurred which entitle the Participant to a distribution of benefits, his vested Account balance (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) shall be distributed to his Beneficiary in a single distribution at the time set forth in Paragraph C of this Article VI.

         B.       Time of Distribution to Participant

                  1. The Committee must provide the Participant with a "general notice of distribution" no less than thirty (30) and no more than ninety (90) days before the Participant's distribution commencement date. Such notice must be in writing and must set forth the following information: (i) an explanation of the eligibility requirements for, the material features of, and the value of the form of benefits available under subparagraph A-1 of this Article VI, and (ii) the Participant's right to defer receipt of a Plan distribution under subparagraphs B-3 and B-4 of this Article VI. Such notice shall be given to the Participant in person, by mailing, by posting, or by placing it in an Employer publication which is distributed in such a manner as to be reasonably available to such Participant. If the notice is to be posted, it shall be posted at the location within the Participant's principal place of employment which is customarily used for employer notices to employees with regard to labor-management relation matters.

                  2. Upon receipt of the general notice of distribution, a Participant may consent to receive a distribution of his vested Account as soon as practicable after his termination of service. The distribution may commence less than thirty (30) days after the general notice is given, if the distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, provided the Committee clearly informs the Participant pursuant to the notice that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution method), and the Participant, after receiving the notice, affirmatively elects a distribution. A Participant's vested Account shall be distributed in the manner set forth in subparagraph A-1 of this Article VI.

                  3. To the extent not inconsistent with subparagraph B-4 below, payment of the vested balance in the Participant's Account shall begin no later than the 60th day after the latest of the close of the Plan Year in which:

                           (a) The Participant attains the earlier of age
                  sixty-five (65) or Normal Retirement Age;

                           (b) Occurs the tenth (10th) anniversary of the year
                  in which the Participant entered the Plan; or

                           (c) The Participant terminates service with the
                  Employer.

                  4. In the event that the Participant has terminated service and the Participant (and the Eligible Spouse, if applicable) does not consent to receive a Plan distribution, the Participant's vested Account shall be distributed in a single distribution as soon as practicable thereafter, but in no event before the date the Participant attains Normal Retirement Age (unless the Participant (and the Eligible Spouse, if applicable) elects and consents to an earlier distribution), if such vested Account exceeds $5,000.

                  5. If the form of distribution is other than a single distribution, then the Participant's entire interest shall be paid over a period not extending beyond the life (or the life expectancy) of the Participant, or the lives (or the joint life and last survivor expectancy) of the Participant and his Beneficiary.

                  6. Notwithstanding anything to the contrary contained in this Plan, distribution of the vested balance in the Participant's Account shall be made no later than April 1st of the calendar year following the calendar year in which the Participant (a) attains age 70-1/2 or
         (b) terminates employment, whichever occurs later; provided, however, that subparagraph B-6(a) shall not apply to an Employee who was a five-percent (5%) owner (as defined in Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which the Employee attains age 70-1/2. If it is not possible to make the required payment because of the Committee's inability to locate the Participant after making reasonable efforts to do so, a payment retroactive to the required commencement date shall be made no later than sixty (60) days after the date the Participant is located.

                  7. In the event of a physical or mental impairment that qualifies a Participant for disability benefits under a long term disability benefits plan maintained by the Employer and/or eligibility for disability benefits under the Social Security Act, the Participant shall be entitled to a distribution of the entire balance of his Account (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant), distributed in the manner set forth in subparagraph A-1 of this Article VI and subject to the notice and consent requirements of subparagraphs B-1, B-2 and B-4 of this Article VI. The determination of total disability for purposes of this subparagraph shall be based solely on the Participant's receipt of disability payments under an Employer-sponsored long term disability benefits plan or the Social Security Act.

         C.       Time of Distribution to Beneficiary

                  1. A Participant's Beneficiary shall receive a distribution of the Participant's vested Account balance which shall commence within ninety (90) days (or within such longer period as is reasonable based on the particular facts and circumstances) after the Participant's death, to be distributed in the manner set forth in subparagraph A-2 of this Article VI.

                  2. Notwithstanding any provision of this Article VI to the contrary, any distribution to a Participant's Beneficiary must comply with the following requirements:

                           (a) If distributions to a Participant have begun and
                  the Participant dies before his entire interest has been distributed to him, the remaining portion shall be distributed at least as rapidly as under the distribution method being utilized on the date of his death.

                           (b) In no event shall distributions be made later
                  than December 31 of the calendar year which contains the fifth anniversary of the Participant's death.

         D.       Small Account Balances

         Notwithstanding anything to the contrary in Paragraphs A, B and C of this Article VI, if the Participant has terminated service or has died with a vested Account balance of $5,000 or less on the date distributions commence, the entire vested Account balance shall be distributed in a single sum distribution as soon as practicable to the Participant, or, in the event of his death, to his Beneficiary.

         E.       Nonliability

         Any payment to any Participant, or to his legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Committee and the Employer, any of whom may require such Participant, legal representative or Beneficiary, as a condition precedent to such payment, to execute a receipt therefor in such form as shall be determined by the Trustee, the Committee, or the Employer, as the case may be. The Employer does not guarantee the Trust, the Participants, former Participants or their Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of this Plan. All benefits payable hereunder shall be paid or provided for solely from the Trust, and the Employer does not assume any liability or responsibility therefor.

         F.       Distributions Prior to Termination of Employment

         A Participant's Accounts in the Plan shall be subject to distribution prior to separation from service in accordance with the following:

                  1.       Such distribution shall be made only on account of:

                           (a) The termination of the Plan without establishment
                  or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code);

                           (b) The sale or other disposition by a corporation of
                  substantially all of its assets (within the meaning of Section 409(d)(2) of the Code) used by such corporation in a trade or business of such corporation with respect to a Participant who continues employment with the corporation acquiring such assets;

                           (c) The sale or other disposition by a corporation of
                  such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) with respect to a Participant who continues employment with such subsidiary;

                           (d) The showing of Financial Hardship by the
                  Participant as provided in Paragraph G of this Article VI; or

                           (e) The Participant's attainment of age 59 1/2.

Notwithstanding the foregoing, any distribution made pursuant to subparagraphs F-1(a), F-1(b) and F-1(c) above must meet the requirements of Section 401(k)(10) of the Code.

         2. Application for distribution under this Paragraph F shall be made in writing by the Participant, and shall be made in accordance with the method of distribution and the notice requirements set forth in subparagraphs A-1, B-1 and B-2 of this Article VI.

         3. In the event that the distribution is due to the Plan's termination, distributions shall be made in accordance with the following rules:

                  (a) If the Employer or any other entity within the same controlled group (within the meaning of Sections 414(b), (c) and (m) of the Code) as the Employer does not maintain another profit sharing plan, money purchase pension plan (including a target benefit plan), or a stock bonus plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) at the time the

         Plan is terminated, the Participant shall receive a single distribution as soon as practicable after Plan termination.

                  (b) If the Employer or any other entity within the same controlled group (within the meaning of Sections 414(b), (c) and (m) of the Code) as the Employer maintains another profit sharing plan, money purchase pension plan (including a target benefit plan), or a stock bonus plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) at the time the Plan is terminated, the Participant may consent to a Plan distribution to commence as soon as practicable after Plan termination, provided that consent of the Participant is obtained. In the event that the Participant does not consent to such distribution, his Account balance shall be transferred to an account established for such Participant in such other plan provided that such transfer does not violate Section 411(d)(6) of the Code and the regulations thereunder.

                  (c) Notwithstanding the foregoing, the Participant's Account balance shall be distributed in accordance with Paragraph D of this
         Article VI if the Account balance does not exceed $5,000 at the time the distribution is to be made.

         G.       Withdrawals on Account of Financial Hardship

         1. Withdrawals on account of Financial Hardship shall be permitted from the Rollover Account and the Salary Deferral Account of the Participant. Withdrawals from the Salary Deferral Account shall be limited to the amount of the contributions to such Account. No amount attributable to income on such contributions may be withdrawn from the Salary Deferral Account on account of such hardship. Withdrawals on account of Financial Hardship shall be taken first from the Participant's Rollover Account, if any, and then from the Participant's Salary Deferral Account.

         2. The Participant must demonstrate to the Committee that a withdrawal under this Paragraph G is necessary to satisfy a Financial Hardship. The amount of the withdrawal may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. The Participant may demonstrate such need by certifying to the Committee that the Financial Hardship cannot reasonably be relieved:

                  (a) Through reimbursement or compensation by insurance or otherwise;

                  (b) By liquidation of the Employee's assets;

                  (c) By cessation of Elective Deferrals or employee contributions under the Plan or other plans maintained by the Employer or any other employer;

                  (d) By other distributions or nontaxable loans from plans maintained by the Employer or any other employer; or

                  (e) By borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the Financial Hardship.

                  Assets owned by an Employee's spouse or minor children that are reasonably available to the Employee shall be considered resources of the Employee. A Financial Hardship cannot reasonably be relieved by one of the actions listed in subparagraphs G- 2(a) through G-2(e) above if the effect would be to increase the amount of the Financial Hardship.

         3. In lieu of satisfying subparagraph G-2 above, a Participant may receive a distribution not in excess of the amount necessary to satisfy the expense of a Financial Hardship (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution) if the Participant has obtained all other distributions and all nontaxable loans currently available under this Plan and all other plans maintained by the Employer. In order to receive a distribution under this subparagraph G-3, the Participant shall not be permitted to make Elective Deferrals or after-tax employee contributions to any qualified or nonqualified plan of the Employer (including, but not limited to, stock option and stock purchase plans and cafeteria plans within the meaning of Section 125 of the Code), except for mandatory employee contributions to a defined benefit plan of the Employer and employee contributions to health or welfare plans of the Employer, within twelve months after the Financial Hardship withdrawal. In addition, the Participant's Elective Deferrals made in the calendar year following a withdrawal on account of a Financial Hardship under this subparagraph G-3 shall not exceed $10,000 (as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the
Code), reduced by the Participant's elective contributions which were made in the calendar year of the Financial Hardship withdrawal.

         4. Application for Financial Hardship withdrawal shall be made in writing by the Participant, and shall be made in accordance with the method of distribution and the notice requirements set forth in subparagraphs A-1, B-1, and B-2 of this Article VI.

         H.       Direct Rollover of Eligible Rollover Distributions

         1. Direct Rollover Availability. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this subparagraph H, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         2.       Definitions.

                  (a) Eligible Rollover Distribution - An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (b) Eligible Retirement Plan - An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (c) Distributee - A distributee includes a Participant or former Participant. In addition, the Participant's or former Participant's surviving spouse and the Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (d) Direct Rollover - A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

         I.       Loans to Participants

         Upon application of a Participant to the Committee, the Committee shall direct the Trustee to make loans to the Participant from his Account under the Plan as provided in this Paragraph I.

                  1. A loan to a Participant (when added to the outstanding balance of all other loans from this Plan and any other qualified plan maintained by the Employer) shall not be in an amount that exceeds the lesser of:

                  (a) $50,000, reduced by the excess, if any, of:

                           (i) The highest outstanding balance of loans from the
                  Plan during the one (1) year period ending on the day before the date such loan is made, over

                           (ii) The outstanding balance of loans from the Plan
                  on the date such loan is made; or

                  (b) Fifty percent (50%) of the vested balance of such Participant's Account.

                  2. The Participant shall submit an application to the Committee indicating the name of the Participant, the amount of the loan requested, and any collateral to be pledged in addition to a portion of the Participant's vested right, title and interest in his Account.

                  3. A loan requested by a Participant shall be approved by the Committee if the Committee determines that the loan will not constitute a taxable distribution from the Plan, the loan is adequately secured, and, if applicable, the spouse of the Participant consents to the loan. The only other factors which may be taken into consideration when determining whether or not to approve a loan are those which would be considered in a normal commercial setting by an entity in the business of making similar types of loans.

                  4. This loan program shall be administered in accordance with the rules set forth in this Article VI and written procedures established by the Committee. Such written procedures shall include, but need not be limited to, the following:

                           (a) The identity of the persons or positions
                  authorized to administer the Participant loan program;

                           (b) The procedure for applying for Plan loans;

                           (c) The basis on which loans will be approved or
                  denied;

                           (d) The limitation, if any, on the types and amounts
                  of loans offered;

                           (e) The procedure for determining a reasonable rate
                  of interest to be charged for Plan loans, provided that such rate (i) shall be selected by the Committee and adjusted from time-to-time as necessary when any loan is granted, renewed or otherwise modified and (ii) shall provide the Trust with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances;

                           (f) The types of collateral which may secure a
                  Participant's loan, provided that if the Participant's Account is to be used as collateral, such collateral (when added to the Participant's benefit pledged as collateral for all outstanding loans) does not exceed fifty percent (50%) of the Participant's vested Account determined immediately after the origination of the loan, and the loan is supported by the Participant's collateral promissory note for the amount of the loan payable to the Trustee; and

                           (g) The events constituting default and the steps
                  that will be taken to preserve Plan assets in the event of such default.

         5. The minimum amount of a loan is $1,000.

         6. Interest on a loan shall be charged at a rate equal to the prime rate stated in the Money Rates section of The Wall Street Journal on the date the loan application is received by the Committee.

         7. The term of a loan shall not exceed five (5) years (ten (10) years for a loan used to acquire a principal residence of the Participant), and, except as provided by the Secretary of the Treasury, shall require substantially level amortization of the loan (with payments by payroll deduction) over its term.

         8. If any loan made hereunder to a Participant is not repaid in accordance with its terms (subject to any grace period permitted by the Committee in accordance with regulations of the Secretary of the Treasury), the loan shall be in default. If the loan is in default, the Committee shall deduct the total amount thereof, including interest thereon, from any distribution of Trust assets to which the Participant or his Beneficiary may be entitled, at the earliest time the distribution otherwise would be allowed under the terms of this Plan. If the Participant's Account is not sufficient to pay the remaining balance of any such loan, he shall be liable for any balance still due.

         9. As of the loan date, an amount equal to the principal amount of the loan shall be deducted from the Participant's Account. Loan repayments by a Participant shall be credited to the Participant's Account under the Plan.

         10. No loan shall be made to a Participant during a period in which the Committee is making a determination of whether a domestic relations order affecting the Participant's Account is a "qualified domestic relations order", within the meaning of Section 414(p) of the Code. Further, if the Committee is in receipt of a qualified domestic relations order with respect to a Participant, it may prohibit such Participant from obtaining a loan until the alternate payee's rights under such order are satisfied.

                                   ARTICLE VII

                                  BENEFICIARIES

         A.       Designation

         A Participant shall have the right to designate, on forms provided by the Committee, a Beneficiary or Beneficiaries to receive the benefits herein provided in the event of his death (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) and to revoke such designation or to substitute another Beneficiary or Beneficiaries at any time. Notwithstanding the preceding sentence, a married Participant's initial designation of a

Beneficiary or change in Beneficiary designation to someone other than or in addition to his Eligible Spouse shall not be effective unless Spousal Consent is obtained.

         B. Absence of Valid Designation of Beneficiaries

         If, upon the death of a Participant, former Participant or Beneficiary, there is no valid designation of Beneficiary on file with the Committee, the following shall be designated by the Committee as the Beneficiary or Beneficiaries, in order of priority:

                  1. The surviving spouse;

                  2. Surviving children, including adopted children, in equal shares;

                  3. Surviving parents, in equal shares;

                  4. The Participant's estate;

                  5. The Beneficiary's estate.

         The determination of the Committee as to which persons, if any, qualify within the categories listed above shall be final and conclusive upon all persons.

                                  ARTICLE VIII

                  ESTABLISHMENT OF TRUST; DIRECTED INVESTMENTS

         A.       Trust Agreement

         Contributions made by the Employer and all other assets of this Plan shall be held in trust under a Trust Agreement. The Employer shall enter into a Trust Agreement with the Trustee for the administration of the Trust which shall contain the assets of the Plan. The Trustee shall not be responsible for the administration of this Plan but only for the Trust established pursuant to this Plan.

         B.       Trust Agreement Part of Plan

         The Trust Agreement shall be deemed to be a part of this Plan, and any rights or benefits accruing to any person under this Plan shall be subject to all of the relevant terms and provisions of the Trust Agreement, including any amendments. In addition to the powers of the Trustee set forth in the Trust Agreement, the Trustee shall have any powers, express or implied, granted to it under the Plan. In the event of any conflict between the provisions of the Trust Agreement and the provisions of the Plan, the provisions of the Plan shall control, except for the duties and responsibilities of the Trustee, in which case the Trust Agreement shall control.

         C.       Participant-Directed Investments

         Each Participant shall have the right to direct the investment of his own Account, provided the Participant elects to do so in writing in accordance with the Plan's provisions. Such contributions shall be invested in various investment vehicles as directed by the Participant pursuant to the following provisions of this Plan.

                  1. The Committee shall establish, from time to time, one or more separate and distinct investment vehicles. Each Participant shall have the right to elect the percentage (in whole percentages) of his contribution which he wishes to have invested in each vehicle. The right to elect among such investment vehicles as set forth herein shall be the sole and exclusive investment power granted to a Participant. The Committee, at its discretion, may make available to the Participants one or more of the following investment vehicles:

                           (a) VF Corporation Stock Fund: Monies shall be
                  invested in common stock of the Company; and

                           (b) Other Vehicles: Such other investment vehicles
                  which the Committee may select.

                  2. A Participant may, by filing a written election with the Committee, elect to change the investment vehicles (and/or the percentages (in whole percentages) to be allocated thereto) in which
         (i) his current Account balance and future earnings thereon are to be invested and (ii) future contributions and earnings thereon are to be invested; provided, however, that no more than fifty percent (50%) of the Participant's contributions may be invested in the VF Corporation Stock Fund.

                           (a) Subject to the restriction on investment in the
                  VF Corporation Stock Fund set forth in subparagraph C-2 above, any transfer direction with respect to a change in the investment of a Participant's current Account balance and future earnings thereon, which is made through a written election filed with the Committee at least ten (10) days prior to the end of a month (or such other deadline as shall be specified by the Committee) shall become effective as of the first day of the following month, or as soon as administratively feasible thereafter.

                           (b) Subject to the restriction on investment in the
                  VF Corporation Stock Fund set forth in subparagraph C-2 above, a Participant's direction to change the investment of his future contributions and earnings thereon, which is made through a written election filed with the Committee at least ten (10) days prior to the end of a month (or such other deadline as shall be specified by the Committee) shall become effective as of the first day of the following month, or as soon as administratively feasible thereafter.

A Participant's current Account balance and his future contributions thereto shall continue to be invested in accordance with the Participant's most recent election, until the effective date of the Participant's investment election change, if any.

                  3. In the event that the Participant does not make an initial election to direct such investments, all amounts held for the Participant shall be invested in the investment vehicle or vehicles selected by the Committee in its absolute discretion, and the Committee shall be absolved of any liability for any decision so made to the extent permitted by ERISA.

                  4. The Committee shall provide each Participant with information relating to these investment procedures and the investment vehicles offered at the time the Participant is first eligible to participate in the Plan. The Committee may establish such rules as it deems necessary to administer and implement the provisions of this Paragraph C.

         D.       Directions to Committee

         A Participant shall exercise his rights under this Article by written instructions to the Committee. The Committee shall transmit the Participant's directions to the Trustee in such form as the Committee and Trustee shall determine.

         E.       Duty to Evaluate Investments

         Neither the Committee, the Trustee nor any fiduciary under the Plan shall have any duty to evaluate any investment decision made by the Participant, including the decision to retain an investment. However, the Committee and the Trustee shall have the express power to refuse any investment direction of the Participant which would be administratively burdensome or which the Committee or the Trustee believes would constitute a prohibited transaction as defined in
Section 406 and Section 407 of ERISA or Section 4975 of the Code.

         F.       Costs of Investments

         The costs of making, retaining and divesting the investments of the Trust shall be charged directly to the Trust and shall be treated as an expense of the Trust.

         G.       Rules of Committee

         The Committee may establish such rules, regulations and procedures as it deems necessary to carry out the purposes of Paragraphs C, D and E of this Article.

                                   ARTICLE IX

                       PLAN FIDUCIARIES AND ADMINISTRATION

         A.       Named Fiduciaries

         The authority to control and manage the operation and administration of the Plan is vested in the named fiduciaries specified herein. Each named fiduciary shall be responsible solely for the tasks allocated to it. No fiduciary shall have any liability for a breach of fiduciary responsibility of another fiduciary with respect to the Plan and Trust, unless it participates knowingly in the breach; has actual knowledge of the breach and fails to take reasonable remedial action to remedy said breach; or, through its negligence in performing its own specific fiduciary responsibilities, which give rise to its status as a fiduciary, it has caused another fiduciary to commit a breach of fiduciary responsibility.

         B.       Fiduciary Standard

         Each named fiduciary and every other fiduciary under the Plan shall discharge its duties with respect to the Plan solely in the interests of the Participants and Beneficiaries and:

                  1. For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

                  2. With the care, skill, prudence and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

                  3. In accordance with the documents and instruments governing the Plan, insofar as these are consistent with the provisions of Title I of ERISA.

         C.       Multiple Duties and Advisors

         Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. A named fiduciary, or a fiduciary designated by a named fiduciary in accordance with the terms of the Plan, may employ one or more persons to render advice with regard to any responsibilities such fiduciary has under the Plan.

         D.       Allocation and Delegation of Fiduciary Duties

         Each named fiduciary may allocate its fiduciary duties among its members or may delegate its responsibilities to persons who are not named fiduciaries with respect to the specific responsibility delegated. Any such allocation or delegation shall be in writing and shall be made a permanent part of the records of the named fiduciary. Such allocation or delegation shall be reviewed periodically by the named fiduciary and shall be terminable upon such notice as the named fiduciary, in its sole discretion, deems reasonable and prudent under the circumstances. An action by the Company or the Committee allocating or delegating its named fiduciary responsibilities shall be evidenced by a duly adopted writing of the Company or resolution of the Committee.

         E.       Indemnification

         Any Employer shall indemnify and hold harmless the named fiduciaries and any officers or employees of the Employer to which fiduciary responsibilities have been delegated, from and against any and all liabilities, claims, demands, costs and expenses, including attorneys' fees, which may arise out of an alleged breach in the performance of their fiduciary duties under the Plan and under ERISA, other than such liabilities, claims, demands, costs and expenses as may result from the gross negligence or willful misconduct of such persons. The Company shall conduct the defense of such persons in any proceeding to which this Paragraph applies. An Employer may satisfy its obligation under this Paragraph, in whole or in part, through the purchase of a policy or policies of insurance; however, no insurer shall have any rights against the Employer arising out of this Paragraph.

         F.       Costs and Expenses

         The costs and expenses of the named fiduciaries shall be paid from Plan assets held in the Trust to the extent not paid by the Company. The payment by the Company of such costs and expenses for a Plan Year shall not be deemed an election to pay the costs and expenses in any subsequent Plan Year. The Company may charge to an Employer such expenses advanced by it on behalf of the Employer.

         G.       Authority to Amend and Terminate

         Subject to Article X, the Company is the named fiduciary responsible for the amendment and termination of the Plan and Trust. In addition, the Company shall appoint and replace the members of the Committee.

         H.       Committee

         1. The VF Corporation Pension Committee (or more briefly denoted as "the Committee") is the named fiduciary with the power and the duty to: (a) interpret the terms of the Plan; (b) formulate rules and regulations necessary to administer the Plan in accordance with its terms; (c) finally review claims under the claims review procedure; (d) establish and execute the funding policy of the Plan; and (e) annually review the funding policy and method.

         2. The Committee shall keep minutes of its meetings and proceedings regarding the Plan. Except as otherwise provided herein, every decision made or action taken by a majority of the members then in office shall constitute a decision or action of the Committee, and shall be final, conclusive and binding upon all persons affected. A Committee decision or action, under or in connection with the Plan, may be made or taken either at a meeting held pursuant to its rules, at which a majority of the members then in office are present and vote in favor thereof, or without a meeting if approved and evidenced by a writing signed by a majority of the members then in office. No Committee member shall vote on any question relating solely to himself.

         I.       Plan Administration

         The Committee shall be the Administrator of the Plan for purposes of
Section 3(16) of ERISA and Section 414(g) of the Code. In addition, the Committee as Administrator shall have the power and the duty to perform the following administrative functions according to the policies, interpretations, rules, practices and procedures established by the Company or itself in accordance with the respective areas of named fiduciary responsibilities:

                  1. Apply Plan rules determining eligibility for participation or benefits;

                  2. Calculate service and compensation credits for benefits;

                  3. Prepare employee communications material;

                  4. Maintain Participants' service and employment records;

                  5. Prepare reports required by government agencies, which shall include maintaining records to demonstrate compliance with the nondiscrimination requirements of Article III of the Plan;

                  6. Calculate benefits which satisfy the requirements of Sections 401 (a)(9), 401 (a)(11) and 417 of the Code;

                  7. Orient new Participants and advise Participants regarding their rights and options under the Plan;

                  8. Collect contributions and apply contributions as provided in the Plan;

                  9. Prepare reports concerning Participants' benefits;

                  10. Process claims; and

                  11. Make recommendations to the Company on matters of Plan administration within the scope of the Company's named fiduciary responsibilities.

The Administrator (and those to whom it has delegated its authority) shall have vested in it under the terms of this Plan full discretionary and final authority when exercising its duties hereunder.

         J. Claims Procedures

                  1. Filing of Claim. A Participant or Beneficiary who believes he is entitled to a benefit which he has not received may file a claim in writing with the

         Committee. The Committee may require a claimant to submit additional information, if necessary to process the claim. The Committee shall review the claim and render its decision within ninety (90) days from the date the claim is filed (or the requested additional information is submitted, if later), unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished the claimant within the initial ninety (90) day period. The notice shall indicate the special circumstances requiring the extension and the date by which the Committee expects to reach a decision on the claim. In no event shall the extension exceed a period of ninety (90) days from the end of the initial period.

                  2. Notice of Claim Denial. If the Committee denies a claim, in whole or in part, it shall provide the claimant with written notice of the denial within the period specified in subparagraph 1. The notice shall be written in language calculated to be understood by the claimant, and shall include the following information:

                           (a) The specific reason for such denial;

                           (b) Specific reference to pertinent Plan provisions
                  upon which the denial is based;

                           (c) A description of any additional material or
                  information which may be needed to clarify or perfect the request, and an explanation of why such information is required; and

                           (d) An explanation of the Plan's review procedure
                  with respect to the denial of benefits.

                  3. Review Procedure. Any claimant whose claim has been denied, in whole or in part, shall follow those review procedures as set forth herein.

                           (a) A claimant whose claim has been denied, in whole
                  or in part, may request a full and fair review of the claim by the Committee by making written request therefor within sixty
                  (60) days of receipt of the notification of denial. The claimant shall be permitted to examine all documents pertinent to the claim and shall be permitted to submit issues and comments regarding the claim to the Committee in writing.

                           (b) The Committee shall render its decision within
                  sixty (60) days after receipt of the application for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the decision shall be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of a request for review. If an extension of time is necessary, written notice shall be furnished the claimant before the extension period commences.

                           (c) The Committee shall decide whether a hearing
                  shall be held on the claim. If so, it shall notify the claimant in writing of the time and place for the hearing. Unless the claimant agrees to a shorter period, the hearing shall be scheduled at least fourteen (14) days after the date of the notice of hearing. The claimant and/or his authorized representative may appear at any such hearing.

                           (d) The Committee shall send its decision on review
                  to the claimant in writing within the time specified in (b) above. If the claim is denied, in whole or in part, the decision shall specify the reasons for the denial in a manner calculated to be understood by the claimant, referring to the specific Plan provisions on which the decision is based. The Committee shall not be restricted in its review to those provisions of the Plan cited in the original denial of the claim.

                           (e) If the Committee does not furnish its decision on
                  review within the time specified in this subparagraph 3, the claim shall be deemed denied on review.

         K. Agent for Legal Process

         The Committee shall be the Plan's agent for service of legal process.

         L. Voting and Tender of Company Stock

         1. Voting of Company Stock. The provisions of this subparagraph L-1 shall under all circumstances apply to all shares of VF Corporation common stock ("Company Stock") in the VF Corporation Stock Fund. Each Participant (or Beneficiary, as applicable) is, for purposes of this subparagraph L-1, hereby designated as a "named fiduciary" (within the meaning of ERISA) with respect to the shares of Company Stock allocated to his Account, and shall have the right to direct the Trustee with respect to the vote of the shares of Company Stock allocated to his Account, on each matter brought before any meeting of the stockholders of the Company. Before each such meeting of stockholders, the Company shall cause to be furnished to each Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential directions to the Trustee on how such shares of Company Stock allocated to such Participant's (or Beneficiary's) Account shall be voted on each such matter. Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of Company Stock allocated to such Participant's (or Beneficiary's) Account, and the Trustee shall have no discretion in such matter. The instructions received by the Trustee from Participants (or Beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Committee or officers or employees of the Company or any other Employer. The Trustee shall vote allocated shares of Company Stock for which it has not received direction, in the same proportion as directed shares are voted, and the Trustee shall have no discretion in such matter.

         2. Tender of Company Stock. The provisions of this subparagraph L-2 shall under all circumstances apply to all shares of Company Stock in the VF Corporation Stock Fund. The provisions of this subparagraph L-2 shall apply in the event a tender or exchange offer, including but not limited to a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as amended (hereinafter a "tender offer") for Company Stock is commenced by a person or persons.

                  In the event a tender offer for Company Stock is commenced, the Committee as Plan Administrator, promptly after receiving notice of the commencement of any such tender offer, shall transfer certain of the Administrator's recordkeeping functions under the Plan to an independent recordkeeper (which if the Trustee consents in writing, may be the Trustee). The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Participants (or Beneficiaries) in connection with the tender offer. The Trustee shall have no discretion or authority to sell, exchange or transfer any of such shares pursuant to such tender offer except to the extent, and only to the extent, as provided in this Plan.

                  Each Participant (or Beneficiary) is, for purposes of this subparagraph L-2, hereby designated as a "named fiduciary" (within the meaning of ERISA) with respect to the shares of Company Stock allocated to his Account, and shall have the right, to the extent of the number of shares of Company Stock allocated to his Account, to direct the Trustee (through the independent recordkeeper) in writing as to the manner in which to respond to a tender offer with respect to shares of Company Stock. The Company shall use its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to stockholders of the Company in connection with any such tender offer. Upon timely receipt of such instructions from Participants (or Beneficiaries) through the independent recordkeeper, the Trustee shall respond as instructed with respect to such shares of Company Stock (including fractional shares). The instructions from Participants (or Beneficiaries) received by the Trustee through the independent recordkeeper shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Committee or officers or employees of the Company or any other Employer. If the Trustee shall shall not receive timely instruction from a Participant (or Beneficiary) as to the manner in which to respond to a tender offer, the Trustee shall not tender or exchange any shares of Company Stock with respect to which such Participant (or Beneficiary) has the right of direction, and the Trustee shall have no discretion in such matter.

                  The independent recordkeeper shall solicit confidentially from each Participant (or Beneficiary) the directions described in this subparagraph L-2 as to whether shares are to be tendered. The independent recordkeeper, if different from the Trustee, shall instruct the Trustee as to the amount of shares to be tendered, in accordance with the above provisions.

                                    ARTICLE X

                            AMENDMENT AND TERMINATION

A.       Amendment

         To provide for contingencies which may require or make advisable the clarification, modification or amendment of this Plan, the Company reserves the right to amend this Plan (and such right is delegated to the Company by all Employers), at any time and from time to time, in whole or in part, by adopting such amendment in writing. Moreover, the Committee is authorized and empowered to amend the Plan from time to time, without Company action or approval, to conform Plan wording to changes in applicable law or regulations, provide interpretative clarification and similar actions; provided, however, that any such amendment shall require the approval of all members of the Committee. The Company's and the Committee's respective powers to amend include the right, without limitation, to make retroactive amendments referred to in Section 401(b) of the Code. However, such right to amend the Plan shall be subject to Paragraph C of this Article X. Further, no amendment of the Plan shall alter, change or modify the duties, powers or liabilities of the Trustee without its written consent.

         B.       Termination or Complete Discontinuance of Contributions

         Although the Employer has established the Plan with the bona fide intention and expectation that it will be able to make contributions indefinitely, nevertheless the Employer is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given length of time. An Employer may, in its sole and absolute discretion, discontinue such contributions or terminate the Plan with respect to its Employees, in accordance with the provisions of the Plan, at any time with no liability whatsoever for such discontinuance or termination. If the Plan is terminated or partially terminated, or if contributions of an Employer are completely discontinued, the rights of all affected Participants in their Accounts shall thereupon become nonforfeitable, notwithstanding any other provisions of the Plan. However, the Trust shall continue until all Participants' Accounts have been completely distributed to or for the benefit of the Participants, in accordance with the Plan.

         C.       Nonreversion

                  1. Except as provided in this subparagraph C-1, the assets of the Plan shall never inure to the benefit of an Employer; such assets shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying the reasonable administrative expenses of the Plan.

                           (a) If an Employer contribution is made by virtue of
                  a mistake of fact, this Paragraph C shall not prohibit the return of such contribution to the Employer within one (1) year after the payment of the contribution.

                           (b) If an Employer contribution is made to the Plan
                  which does not initially qualify under Section 401(a) of the Code, or any successor provision thereto, then the contribution shall be returned to the Employer within one (1) year after the date of denial of qualification of the Plan, provided that an application for determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

                           (c) If a deduction for an Employer contribution is
                  disallowed under Section 404 of the Code, or any successor provision thereto, the contribution shall be returned to the Employer (to the extent disallowed) within one (1) year after such disallowance.

         2. Neither the Company nor the Committee shall have the right to modify or amend the Plan retroactively in such a manner so as (i) to reduce the Participant's vested Account balance, (ii) to reduce the benefits of any Participant or his Beneficiary accrued under the Plan by reason of contributions made by an Employer prior to the modification or amendment, or (iii) to eliminate an optional form of benefit with respect to benefits attributable to service before the amendment, except to the extent permitted by Section 411
(d)(6) of the Code or Section 204(g) of ERISA and the regulations interpreting these sections.

                                   ARTICLE XI

                                  MISCELLANEOUS

A.       Limitation of Rights; Employment Relationship

         Neither the establishment of the Plan and the Trust, nor any modifications thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or the Trustee except as provided herein; and in no event shall the terms of employment of any Employee or Participant, express or implied, be modified or in any way be affected hereby.

         B.       Transfer of Assets of Employer; Transfer of Assets of Plan

                  1. If the Employer merges or consolidates with or into a corporation, or if substantially all of the assets of the Employer are transferred to another business, the Plan hereby created shall terminate on the effective date of such merger, consolidation or transfer. However, if the surviving corporation resulting from such merger or consolidation, or the business to which the Employer's assets have been transferred, adopts this Plan, it shall continue and such corporation or business shall succeed to all rights, powers and duties of the Employer hereunder. The employment of any Employee who continues in the employ of such successor corporation or business shall not be deemed to have been terminated for any purpose hereunder.

                  2. In no event shall this Plan be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from this Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant's benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits to which the Participant would have been entitled, had this Plan been terminated immediately before such merger, consolidation, or transfer.

         C.       Spendthrift Provision

                  1. Except as otherwise provided in subparagraph 2 hereof, neither the Employer nor the Trustee shall recognize any transfer, mortgage, pledge, hypothecation, order, or assignment by any Participant or Beneficiary of all or part of his interest hereunder, except a transfer pursuant to a "qualified domestic relations order" within the meaning of Section 414(p) of the Code. Such interest shall not otherwise be subject in any manner to transfer by operation of law. Such interest shall be exempt from the claims of creditors or other claimants from all orders, decrees, levies, garnishments and/or executions and other legal or equitable processes or proceedings against such Participant or Beneficiary to the fullest extent permitted by law. Upon the Committee's determination that a domestic relations order constitutes a qualified domestic relations order, benefits shall be payable in accordance with such order and Section 414(p) of the Code, including payments prior to the date on which the Participant attains the "earliest retirement age" under the Plan (as defined in Section 414(p) of the Code). Plan benefits otherwise payable to or with respect to the Participant shall be adjusted to reflect payments to the alternate payee(s) pursuant to the order.

                  2. If any Employee's participation in the Plan terminates at a time when he owes money to the Trust, as a result of loans made to him pursuant to Paragraph I of Article VI, the Committee shall direct payment to the Trust from the vested portion of his Account, and, if necessary, the Committee may direct payment from other collateral on any amount so owing.

         D.       Applicable Law; Severability

         The Plan hereby created shall be construed, administered and governed in all respects in accordance with ERISA and the laws of the Commonwealth of Pennsylvania; provided, however, that if any provision of this Plan is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employees' profit sharing plan and a qualified cash or deferred arrangement under the provisions for qualification set forth in the Code. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

         Executed this 27th day of March, 1998.

                                     VF CORPORATION



                                     By:    /s/ Louis L.J. Fecile
                                          ----------------------------------
                                          Name: Louis L.J. Fecile
                                          Title:   Vice President - Employee
Benefits

                   VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN
                              FOR HOURLY EMPLOYEES

APPENDIX A (EMPLOYEES' SAVINGS PLAN OF BASSETT-WALKER, INC. MERGER)

                  VF Corporation (the "Company") is the plan sponsor of the VF Corporation Tax-Advantaged Savings Plan for Hourly Employees (the "Plan"). The Company's indirect wholly-owned subsidiary, VF Knitwear, Inc. (f/k/a Bassett-Walker, Inc.) ("VF Knitwear"), is the plan sponsor of the Employees' Savings Plan of Bassett-Walker, Inc. (the "Bassett-Walker Savings Plan").

                  Pursuant to resolutions of the Executive Committee of the Company's Board of Directors adopted as of March 17, 1998, and resolutions of VF Knitwear's Board of Directors adopted as of March 17, 1998:

                  1. VF Knitwear adopts and becomes a participating Employer in the Plan effective as of April 1, 1998, so that Employees of VF Knitwear who satisfy the eligibility conditions of the Plan are eligible to participate in the Plan on and after April 1, 1998; and

                  2. After giving effect to the merger as of December 31, 1997 of the "salaried" portion of the Bassett-Walker Savings Plan with and into the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees, the Bassett-Walker Savings Plan and the remaining accounts, assets and liabilities thereunder have been merged with and into the Plan, effective as of April 1, 1998.

                  This Appendix A to the Plan, which is incorporated in and a part of the Plan, specifies the terms and conditions of the Bassett-Walker Savings Plan merger with and into the Plan, as follows:

                  a. Merged Accounts/Vesting. If a VF Knitwear employee was in active service (including approved leave of absence, sick leave, vacation and the like) with VF Knitwear (then named "Bassett-Walker, Inc.") as of December 31, 1997, his or her account under the Bassett-Walker Savings Plan became fully vested and nonforfeitable in connection with the "freezing" of the Bassett-Walker Savings Plan as of that date, and accordingly such account following transfer to the Plan in connection with the merger of the Bassett-Walker Savings Plan with and into the Plan shall be considered 100% vested and nonforfeitable under this Plan. Other Bassett-Walker Savings Plan participants' accounts transferred to the Plan shall retain their vested status as determined under the Bassett-Walker Savings Plan.

                  b. "After-Tax" Funds. Notwithstanding that Participants are not permitted to make employee after-tax contributions to the Plan, the Plan shall accept and hold after-tax contributions and amounts attributable thereto (collectively, "after-tax funds") solely as part of the accounts transferred to the Plan in connection with the merger of the Bassett-Walker Savings Plan with and into the Plan. The Plan shall accept and hold no other after-tax funds, except as otherwise specifically provided in the Plan.

                  c. Preservation of "Optional Forms of Benefit". It is intended that all "optional forms of benefit" within the meaning of Section 411(d)(6)(B) of the Code available under the Bassett-Walker Savings Plan to the accounts transferred to the Plan in connection with the merger of the Bassett-Walker Savings Plan with and into the Plan shall be preserved and made available to such transferred accounts under this Plan. If any such optional form of benefit is not specified in this Appendix A, the omission shall be considered inadvertent and such optional form of benefit shall be deemed included herein and available to the transferred accounts under this Plan. The Plan shall be construed and administered in accordance with this intention to preserve all optional forms of benefit. In furtherance of such intention, the Plan shall apply the optional forms of benefit available under the Bassett-Walker Savings Plan to the accounts transferred from the Bassett-Walker Savings Plan in connection with the merger transaction (and solely to those transferred accounts), including, without limitation, as follows:

                           i. Normal Form. The normal form of benefit payments shall be a single sum distribution. In accordance with Article VI, Subparagraph A-1(b) of the Plan, the Participant may elect that the single-sum payment be in Company common stock up to the number of full shares then reflected in the portion of the VF Corporation Stock Fund allocated to such Participant and the balance in cash, or a lesser number of shares of Company common stock and the balance in cash.

                           ii. Optional Form. In lieu of receiving payment in a single sum in accordance with clause i. above, a Participant may elect, in writing on a form prescribed by the Committee, that benefit payments be paid in monthly, quarterly, semi-annual or annual installments over a period not to exceed the lesser of ten (10) years or the life expectancy of the Participant or the life expectancies of the Participant and designated Beneficiary.

                           iii. Withdrawal of Additional Prior After-Tax and After-Tax Additional Contributions. With thirty (30) days written notice to the Committee, a Participant may request a withdrawal of all or a portion of his or her account under the Plan transferred from the Bassett-Walker Savings Plan attributable to first, his or her additional Prior After-Tax Contributions (as defined in the Bassett-Walker Savings Plan) and second, his or her After-Tax Additional Contributions (as defined in the Bassett-Walker Savings Plan).

                                    Payment of such amount shall be in a single sum as soon as reasonably possible after the first of the month coincident with or next following the date the Committee receives the withdrawal request. Amounts withdrawn pursuant to this clause iii. may not be repaid to the Plan.

                           iv. Withdrawal of Basic Prior After-Tax and After-Tax Basic Contributions. With thirty
                                    (30) days written notice to the Committee, a Participant may request a withdrawal of all or a portion of his or her account under the Plan transferred from the Bassett-Walker Savings Plan attributable to first, his or her basic Prior After-Tax Account (as defined in the Bassett-Walker Savings Plan) and second, his or her After-Tax Basic Account (as defined in the Bassett-Walker Savings Plan). A withdrawal under this clause iv. shall not, however, be available until the Participant has first withdrawn the entire amount available pursuant to clause iii. above. Payment of such amount shall be in a single sum as soon as reasonably possible after the Committee receives the withdrawal request. Amounts withdrawn pursuant to this clause iv. may not be repaid to the Plan.

                                              *          *          *

                  The provisions of the Plan are modified to conform with this Appendix A, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.